Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES 36% EARNINGS GROWTH FOR YTD 2010; 8%
ASSET GROWTH TO $2.4BB; REGULAR DIVIDEND DECLARED
Medford, MA, October 12, 2010—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced net income of $3,267,000 for the quarter ended September 30, 2010, or $0.59 per share diluted, an increase of 2.7% as compared to net income of $3,182,000, or $0.58 per share diluted, for the same period a year ago. Total assets increased 8.0% from $2.3 billion at December 31, 2009 to $2.4 billion at September 30, 2010. For the first nine months of 2010, net income totaled $9,650,000, or $1.74 per share diluted, an increase of 36.4% when compared to net income of $7,075,000, or $1.28 per share diluted, for the same period a year ago.
Net interest income totaled $38.5 million for the first nine months of 2010 compared to $35.4 million for 2009. The 8.5% increase in net interest income for the period is mainly due to a 20.7% increase in the average balances of earning assets, combined with a similar increase in deposits. The increased volume was partially offset by a decrease of seventeen basis points in the net interest margin. The net interest margin decreased from 2.68% on a fully taxable equivalent basis in 2009 to 2.51% on the same basis for 2010.
The provision for loan losses increased by $75,000, primarily as a result of additional allocations related to impaired loans. The provision for loan losses was $4.2 million for both of the nine month periods. The Company capitalized on favorable market conditions for the nine months ended September 30, 2010 and realized net gains on sales of investments of $1.0 million, as compared to $1.1 million for the same period in 2009. Included in operating expenses for the third quarter and first nine months of 2010 are FDIC assessments of $785,000 and $2.2 million, respectively, as compared to $638,000 and $2.8 million for the same periods in 2009. FDIC assessments decreased, for the nine month period, primarily as a result of the special assessment charge of approximately $1.0 million during the second quarter of 2009. This was offset, somewhat, by an increase in assessment rate as well as an increase in the deposit base during 2010.
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Also included in operating expenses for the second quarter of 2010 is a charge for payments due Jonathan G. Sloane, former Co-CEO, in accordance with his separation agreement as previously announced. The Company recorded a pre-tax charge of $916,000.
The Company’s effective tax rate declined from 10.7% in 2009 to 8.3% in 2010 primarily as a result of an increase in tax-exempt income.
At September 30, 2010, total equity was $145.9 million compared to $132.7 million at December 31, 2009. The Company’s equity increased as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.13% at September 30, 2010, compared to 8.02% at September 30, 2009. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of September 30, 2010 was $26.35 per share compared to $23.72 at September 30, 2009.
The Company’s allowance for loan losses was $13.8 million or 1.60% of loans outstanding at September 30, 2010, compared to $12.4 million, or 1.41% of loans outstanding at December 31, 2009 and $14.2 million or 1.62% of loans outstanding at September 30, 2009. Non-performing assets totaled $9.9 million at September 30, 2010, compared to $12.3 million at December 31, 2009 and $17.0 million at September 30, 2009.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 15, 2010 to stockholders of record on November 1, 2010.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-three full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	September 30,	December 31,
Assets	2010	2009
Cash and Due From Banks	$52,855	$42,627
Federal Funds Sold and Interest-bearing Deposits In Other Banks	242,517	356,015

Short-term Investments	123,890	18,518

Securities Available-For-Sale (AFS)	830,939	647,796

Securities Held-to-Maturity	228,226	217,643

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	102,397	141,061
Construction & Land Development	54,193	60,349
Commercial Real Estate	383,490	361,823
Residential Real Estate	198,352	188,096
Consumer and Other	7,108	7,720
Home Equity	118,296	118,076

Total Loans	863,836	877,125
Less: Allowance for Loan Losses	13,827	12,373

Net Loans	850,009	864,752

Bank Premises and Equipment	21,345	21,015
Accrued Interest Receivable	6,045	5,806
Goodwill	2,714	2,714
Core Deposit Intangible	605	896
Other Assets	59,574	60,722

Total Assets	$2,434,250	$2,254,035

Liabilities
Demand Deposits	$311,256	$279,874

Interest Bearing Deposits:
Savings and NOW Deposits	683,105	575,592
Money Market Accounts	509,335	553,883
Time Deposits	379,151	292,638

Total Interest Bearing	1,571,591	1,422,113

Total Deposits	1,882,847	1,701,987

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	108,430	118,745
Other Borrowed Funds	230,481	234,024

Total Borrowed Funds	338,911	352,769

Other Liabilities	30,491	30,466
Subordinated Debentures	36,083	36,083

Total Liabilities	2,288,332	2,121,305

Total Stockholders’ Equity	145,918	132,730

Total Liabilities & Stockholders’ Equity	$2,434,250	$2,254,035

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Nine months ended September 30, 2010 and 2009
(in thousands)

	Quarter Ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Interest Income:
Loans	$11,887	$12,118	$36,084	$35,933
Securities Held-to-Maturity	1,658	1,927	5,501	6,330
Securities Available-for-Sale	4,618	5,486	14,630	15,740
Federal Funds Sold and Interest-bearing Deposits In Other Banks	465	506	1,246	1,811

Total Interest Income	18,628	20,037	57,461	59,814

Interest Expense:
Savings and NOW Deposits	940	1,139	3,254	3,872
Money Market Accounts	876	1,266	3,189	4,919
Time Deposits	2,162	2,297	5,746	7,465
Securities Sold Under Agreements to Repurchase	116	98	466	423
Other Borrowed Funds and Subordinated Debentures	1,946	2,563	6,351	7,707

Total Interest Expense	6,040	7,363	19,006	24,386

Net Interest Income	12,588	12,674	38,455	35,428

Provision For Loan Losses	1,200	1,250	4,225	4,150

Net Interest Income After
Provision for Loan Losses	11,388	11,424	34,230	31,278

Other Operating Income
Service Charges on Deposit Accounts	2,003	2,032	5,878	6,060
Lockbox Fees	745	660	2,193	2,154
Net Gain on Sales of Investments	—	137	1,027	1,115
Other Income	664	570	2,678	2,280

Total Other Operating Income	3,412	3,399	11,776	11,609

Operating Expenses
Salaries and Employee Benefits	6,844	6,753	21,619	20,182
Occupancy	937	931	3,003	3,071
Equipment	454	544	1,537	1,826
FDIC Assessment	785	638	2,175	2,754
Other	2,293	2,362	7,143	7,128

Total Operating Expenses	11,313	11,228	35,477	34,961

Income Before Income Taxes	3,487	3,595	10,529	7,926

Income Tax Expense	220	413	879	851

Net Income	$3,267	$3,182	$9,650	$7,075

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	September 30,	September 30,
Assets	2010	2009
Cash and Due From Banks	$52,468	$58,800
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	391,526	220,625

Securities Available-For-Sale (AFS)	762,522	594,628
Securities Held-to-Maturity	219,137	201,484

Total Loans	875,759	846,895
Less: Allowance for Loan Losses	13,545	12,843

Net Loans	862,214	834,052

Unrealized Gain on Securities AFS	12,972	2,941
Bank Premises and Equipment	21,339	21,511
Accrued Interest Receivable	6,560	7,167
Goodwill	2,714	2,714
Core Deposit Intangible	753	1,143
Other Assets	58,590	49,568

Total Assets	$2,390,795	$1,994,633

Liabilities
Demand Deposits	$291,210	$274,025

Interest Bearing Deposits:
Savings and NOW Deposits	693,057	497,193
Money Market Accounts	550,412	434,330
Time Deposits	344,036	325,255

Total Interest Bearing	1,587,505	1,256,778

Total Deposits	1,878,715	1,530,803

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	138,263	93,935
Other Borrowed Funds	165,893	178,039

Total Borrowed Funds	304,156	271,974

Other Liabilities	30,922	30,677
Subordinated Debentures	36,083	36,083

Total Liabilities	2,249,876	1,869,537

Total Stockholders’ Equity	140,919	125,096

Total Liabilities & Stockholders’ Equity	$2,390,795	$1,994,633

Total Average Earning Assets — QTD	$2,307,384	$1,908,477

Total Average Earning Assets — YTD	$2,248,944	$1,863,632

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	September 30,	September 30,
	2010	2009
Performance Measures:

Earnings per average share, basic, quarter	$0.59	$0.58
Earnings per average share, diluted, quarter	$0.59	$0.58
Earnings per average share, basic, year-to-date	$1.74	$1.28
Earnings per average share, diluted, year-to-date	$1.74	$1.28
Return on average assets, year-to-date	0.54%	0.47%
Return on average stockholders’ equity, year-to-date	9.16%	7.56%
Net interest margin (taxable equivalent), quarter	2.39%	2.81%
Net interest margin (taxable equivalent), year-to-date	2.51%	2.68%
Efficiency ratio, year-to-date	65.8%	70.7%
Book value per share	$26.35	$23.72
Tangible book value per share	$25.75	$23.05
Tangible capital / tangible assets	5.87%	6.22%

Common Share Data:
Average shares outstanding, basic, quarter	5,535,548	5,530,297
Average shares outstanding, diluted, quarter	5,537,120	5,533,622
Average shares outstanding, basic, year-to-date	5,532,067	5,532,907
Average shares outstanding, diluted, year-to-date	5,534,457	5,534,364

Shares outstanding Class A	3,525,417	3,514,267
Shares outstanding Class B	2,011,380	2,016,030

Total shares outstanding at period end	5,536,797	5,530,297

Asset Quality and Other Data:

Allowance for loan losses / loans	1.60%	1.62%
Nonaccrual loans	$9,472	$17,001
Nonperforming assets	$9,851	$17,001
Loans 90 days past due and still accruing	$130	$—
Accruing troubled debt restructures	$1,252	$511
Net charge-offs, year-to-date	$2,771	$1,053

Leverage ratio	7.13%	8.02%
Tier 1 risk weighted capital ratio	14.95%	14.95%
Total risk weighted capital ratio	16.13%	16.19%
Total risk weighted assets	$1,164,263	$1,088,777